                                                                EXHIBIT 10(Q)(i)

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                       HARTZ MOUNTAIN INDUSTRIES, INC.

                                           Landlord,

                                     and

                          THE SUMMIT BANCORPORATION

                                           Tenant
                          -------------------------
                                    LEASE
                          -------------------------
                                  Premises:
                               Office Premises
                                      in
                             Cranford, New Jersey



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
                               TABLE OF CONTENTS

Article                                                                       Page
- -------                                                                       ----
  1.      Definitions   . . . . . . . . . . . . . . . . . . . . . . .           1
  2.      Demise and Term   . . . . . . . . . . . . . . . . . . . . .           9
  3.      Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . .          10
  4.      Use of Demised Premises and Common Areas  . . . . . . . . .          12
  5.      Preparation of Demised Premises   . . . . . . . . . . . . .          13
  6.      Tax and Operating Expense Payments  . . . . . . . . . . . .          17
  7.      Common Areas  . . . . . . . . . . . . . . . . . . . . . . .          21
  8.      Signage   . . . . . . . . . . . . . . . . . . . . . . . . .          22
  9.      Subordination   . . . . . . . . . . . . . . . . . . . . . .          22
 10.      Quiet Enjoyment   . . . . . . . . . . . . . . . . . . . . .          25
 11.      Assignment, Subletting and Mortgaging   . . . . . . . . . .          25
 12.      Compliance with Laws  . . . . . . . . . . . . . . . . . . .          29
 13.      Insurance and Indemnity   . . . . . . . . . . . . . . . . .          31
 14.      Rules and Regulations   . . . . . . . . . . . . . . . . . .          34
 15.      Alterations   . . . . . . . . . . . . . . . . . . . . . . .          34
 16.      Landlord's and Tenant's Property  . . . . . . . . . . . . .          37
 17.      Repairs and Maintenance   . . . . . . . . . . . . . . . . .          38
 18.      Electric Energy   . . . . . . . . . . . . . . . . . . . . .          41
 19.      Heat, Ventilation and Air Conditioning  . . . . . . . . . .          42
 20.      Other Services; Service Interruption  . . . . . . . . . . .          42
 21.      Access, Changes and Name  . . . . . . . . . . . . . . . . .          43
 22.      Mechanics' Liens and Other Liens  . . . . . . . . . . . . .          45
 23.      Non-Liability and Indemnification   . . . . . . . . . . . .          46
 24.      Damage or Destruction   . . . . . . . . . . . . . . . . . .          49
 25.      Eminent Domain  . . . . . . . . . . . . . . . . . . . . . .          54
 26.      Surrender   . . . . . . . . . . . . . . . . . . . . . . . .          57
 27.      Conditions of Limitation  . . . . . . . . . . . . . . . . .          57
 28.      Re-Entry by Landlord  . . . . . . . . . . . . . . . . . . .          59
 29.      Damages   . . . . . . . . . . . . . . . . . . . . . . . . .          61
 30.      Affirmative Waivers   . . . . . . . . . . . . . . . . . . .          65

 31.      No Waivers  . . . . . . . . . . . . . . . . . . . . . . . .          66
 32.      Curing Tenant's Defaults  . . . . . . . . . . . . . . . . .          66
 33.      Broker  . . . . . . . . . . . . . . . . . . . . . . . . . .          67
 34.      Notices   . . . . . . . . . . . . . . . . . . . . . . . . .          68
 35.      Estoppel Certificates   . . . . . . . . . . . . . . . . . .          68
 36.      Arbitration   . . . . . . . . . . . . . . . . . . . . . . .          69
 37.      Memorandum of Lease   . . . . . . . . . . . . . . . . . . .          70
 38.      Extension of Term   . . . . . . . . . . . . . . . . . . . .          70
 39.      Miscellaneous   . . . . . . . . . . . . . . . . . . . . . .          74
 40.      Right of First Refusal  . . . . . . . . . . . . . . . . . .          78
 41.      Restrictions  . . . . . . . . . . . . . . . . . . . . . . .          80

                                    EXHIBITS
Exhibit A - Description of Land
Exhibit B - Plot Plan
Exhibit C - Work and Installations to Be Performed and Furnished in the Demised Premises
Exhibit D - Rules and Regulations
Exhibit E - Cleaning Specifications
Exhibit F - Fixed Rent
Exhibit G - Project
Exhibit H - Mortgages Non-Disturbance
Exhibit I - Parking Area
Exhibit J - Lessor's Non-Disturbance
Exhibit K - Operating Expenses
Exhibit L - Tenant Work Schedule

                 LEASE, dated June 5, 1990, between HARTZ MOUNTAIN INDUSTRIES, INC., a New York corporation having an office at 400 Plaza Drive, Secaucus, New Jersey (P.O. Box 1411) 07094 ("Landlord"), and THE SUMMIT BANCORPORATION, a New Jersey corporation, having an office at 367 Springfield Avenue, Summit, New Jersey 07901 ("Tenant").

                            ARTICLE 1 - DEFINITIONS

         1.01. As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

         A.  Advance Rent: None

         B. Additional Charges: All amounts that became payable by Tenant to Landlord hereunder other than the Fixed Rent.

         C.  Architect: Kenneth Carl Bonte, or as Landlord may designate.

         D.  Broker: Carodan Corporation

         E. Building: The building or buildings now or hereafter located on the Land and known or to be known as Building B and Building C, as more particularly described on Exhibit B annexed hereto and made a part hereof.

             Building B Land: The Land in the cross hatched area on Exhibit A annexed hereto.

             Building C Basement: The basement of Building C.

             Building C Land: The Land outlined in red on Exhibit A annexed hereto.

         F. Building C Common Areas: All areas, spaces and improvements in Building C and on the Land which Landlord makes available from time to time for the common use and benefit of the tenants and occupants of Building C and which are not exclusively available for use by a single tenant or occupant.

         G. Building Fraction: A fraction the numerator of which is the Floor Space of the Building and the denominator of which is the aggregate Floor Space of the buildings in the Project. If the aggregate Floor Space of the buildings in the Project shall be changed due to any construction or alteration, the denominator of the Building Fraction shall be increased or decreased to reflect such change.

         H.  Calendar Year: Any twelve-month period commencing on a January 1.

         I. Commencement Date: Subject to the provisions of Section 5.01(b) hereof, the earlier of (a) the date on which both: (i) the portions of the Demised Premises located within Building C shall be Ready for Occupancy, and
(ii) actual possession of Building C shall have been delivered to Tenant by fifteen (15) days prior written notice to Tenant, or (b) the date Tenant, or anyone claiming under or through Tenant, first occupies Building C or any part of the Demised Premises for any purpose other than the performance of Tenant's Work.

         J.  Common Areas: The Building Common Areas and the Project Common
Areas.





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         K.  Demised Premises: Building B which shall contain approximately
75,000 square feet of Floor Space (measured from exterior surface of exterior walls) to be constructed on the portion of the Land that is outlined in red on the plan attached hereto as Exhibit B (subject to measurement by Landlord's Architect upon Substantial Completion), together with a portion of the first floor of Building C which contains approximately 123,719 square feet of Floor Space, plus a portion of the Building C Basement containing approximately 20,000 square feet of Floor Space also as shown on Exhibit B.

         L.  Expiration Date: The date that is the day before the twenty-fifth
(25th) anniversary of the Commencement Date if the Commencement Date is the first day of a month, or the twenty-fifth (25th) anniversary of the last day of the month in which the Commencement Date occurs if the Commencement Date is not the f irst day of a month. However, if the Term is extended by Tenant's effective exercise of Tenant's right, if any, to extend the Term, the "Expiration Date" shall be changed to the last day of the latest extended period as to which Tenant shall have effectively exercised its right to extend the Term. For the purposes of this definition, the earlier termination of this Lease shall not affect the "Expiration Date."

         M. Fixed Rent: As set forth on Exhibit F annexed hereto and made a part hereof.

         N. Floor Space: The sum of the floor area stated in square feet bounded by the exterior walls, or any wall between the premises in question and any portion of the Common Areas, or any wall between the premises in question and space leased or available to be leased to a tenant or occupant, provided, however, that with respect to (i) Building C, and (ii)





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
calculation of the Floor Space of the Project for determining Operating Expenses, the Floor Space shall be measured to the center line of exterior walls; and any reference to Floor Space of a building shall mean the floor area of all levels or stories of such building, but excluding any roof, except such portion thereof (other than cooling towers, elevator penthouses, mechanical rooms, chimneys and staircases, entrances and exits) as is permanently enclosed.

         O.  Guarantor: None

         P. Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.

         Q.  Land: The Building B Land and the Building C Land.

         R. Landlord's Work: The materials and work to be furnished, installed and performed by Landlord at its expense in accordance with the provisions of Exhibit C.

         S. Legal Requirements: Laws and ordinances of all federal, state, city, town, county, borough and village governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Land and Building, whether now or hereafter in force, including, but not limited to, those pertaining to environmental matters.





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         T.  Mortgage: A mortgage and/or deed of trust.

         U. Mortgagee: A holder of a mortgage or a beneficiary of a deed of trust.

         V. Operating Expenses: Includes the sum of the following: (1) the expenses incurred by Landlord in connection with the ownership, operation and maintenance of the Building B Land and Building B (including the systems thereof and including all risk insurance), plus Tenant's Fraction of the expenses incurred in connection with the ownership, operation and maintenance of the Building C Land and Building C (including the systems thereof and including all risk insurance); and (2) Tenant's Combined Fraction of the Building Fraction of the sum of (a) the expenses incurred in connection with the Project Common Areas (exclusive of the Parking Area) and (b) the Real Estate Taxes, if any, attributable to the Project Common Areas (exclusive of the Parking Area); and (3) the Parking Charges. The costs and expense enumerated in subsections (1), (2) and (3) hereof shall be limited to the costs and expenses enumerated in Category A on Exhibit K annexed hereto and shall exclude the costs and expenses enumerated in Category B on Exhibit K annexed hereto.

         W.  Parking Area: As defined in section 7.03 hereof.

         X. Parking Charges: The Demised Premises' allocable share of the cost and expense of the repair, replacement, striping, maintenance, policing, insurance, Real Estate Taxes, utilities, and landscaping attributable to the Parking Area determined by multiplying such costs and expenses by a fraction, the numerator of which is (x) the number of parking spaces in the Parking Area exclusively allocated to Tenant pursuant to section 7.03 hereof plus one-half ( 1/2) of the number of parking spaces in the





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
Parking Area allocated to Tenant on a non-exclusive basis pursuant to section
7.03 hereof, and the denominator of which is (y) the total number of parking spaces in the Parking Area.

         Y. Permitted Uses: General office use, including without limitation, corporate operations and administration, including all ancillary uses by Tenant, such as Tenant's computer operations, storage incidental to Tenant's use and employee cafeteria.

         Z. Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

        AA. Project: The existing and proposed project shown on the site plan annexed hereto as Exhibit G, as same may be amended from time to time.

        BB. Project Common Areas: The roads, walkways, sidewalks and other areas in the Project which are utilized for the common use and benefit of the Tenant and Landlord or any other occupant of the Project, including but not limited to the Parking Area shown on Exhibit I annexed hereto.

        CC. Ready for Occupancy: The condition of the Demised Premises when for the first time the Landlord's Work, (or restoration by Landlord pursuant to Articles 24 or 25 of this Lease) , shall have been substantially completed and a temporary or permanent certificate of occupancy shall have been issued permitting use of the Demised Premises for the Permitted Uses provided that any such temporary certificates of occupancy shall be conditioned upon (i) only such items; of Landlord's Work as do not materially interfere with the Tenant's use or occupancy of





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
the Demised Premises or, (ii) upon items of Tenant's Work. The Landlord's Work (or restoration by Landlord pursuant to Articles 24 or 25 of this Lease) shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's full use of the Demised Premises.

        DD. Real Estate Taxes: The real estate taxes, assessments and special assessments imposed upon the Buildings, Land or the Project by any federal, state, municipal or other governments or governmental bodies or authorities, and any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building, Land or the Project, which expenses shall be allocated to the period of time to which such expenses relate. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or
(b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof.

         EE. Rent: The Fixed Rent and the Additional Charges.

         FF. Rules and Regulations: The reasonable rules and regulations that may be promulgated by Landlord from time to time, as same may be reasonably changed by Landlord from time to time. The Rules and Regulations now in effect are attached hereto as Exhibit D.

         GG. Security Deposit: None

         HH. Successor Landlord: As defined in Section 9.03.

         II. Superior Mortgage: Any Mortgage to which this Lease is, at the time referred to, subject and subordinate.

         JJ. Superior Mortgagee: The Mortgagee of a Superior Mortgage at the time referred to.

         KK. Tenant's Combined Fraction: A fraction having the numerator equal to the number of square feet of Floor Space in the entire Demised Premises (exclusive of the portion of the Demised Premises located in the Building C Basement) and a denominator equal to the total number of square feet of Floor Space in Building B and Building C (exclusive of the Building C Basement).

         LL. Tenant's Fraction: With respect to Building B the Tenant's Fraction shall be 100%; with respect to Building C the Tenant's Fraction shall be a fraction, the numerator of which shall be the number of square feet of Floor Space of the Demised Premises located in Building C (exclusive of the portion of the Demised Premises located in the Building C Basement) and the denominator of which shall be the total number of square feet of Floor Space of Building C (i.e. 146,023) exclusive of the Building C Basement. If the size of the Demised Premises within Building B or Building C shall be changed from the initial size thereof, due to any taking, any construction or alteration work





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
or otherwise, the Tenant's Fraction with respect to such Building shall be changed to the fraction the numerator of which shall be the Floor Space of the Demised Premises (exclusive, with respect to Building C, of the portion of the Demised Premises located in the Building C Basement) within said Building and the denominator of which shall be the Floor Space of such Building (exclusive, with respect to Building C, of the Building C Basement).

         MM. Tenant's Property: As defined in Section 16.02.

         NN. Tenant's Work: The facilities, materials and work which may be undertaken by or for the account of Tenant (other than the Landlord's Work) to equip, decorate and furnish the Demised Premises for Tenant's occupancy.

         OO. Term: The period commencing on the Commencement Date and ending at 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the date when this Lease is earlier terminated.

         PP. Unavoidable Delays: a delay arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, Legal Requirement or any act of the other party and any cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay.


                          ARTICLE 2 - DEMISE AND TERM

         2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term.

Promptly following the Commencement Date, the parties hereto shall execute a document setting forth the agreed upon Commencement Date.


                                ARTICLE 3 - RENT

         3.01. Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term. If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month at the commencement of the Term shall be prorated.

         3.02. The Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or Landlord's agent, as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. If Tenant makes any payment to Landlord by check, same shall be by check of Tenant and Landlord shall not be required to accept the check of any other Person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when required under this Lease.

         3.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

         3.04. If Tenant is in arrears in payment of Rent, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

         3.05. Any payment of Fixed Rent due Landlord under this Lease which is not paid on or before the fifth (5th) day after the date such payment is due and any payment of Additional Charges due under this Lease which is not paid on or before the tenth (10th) day after the date such payment is due, shall, from the due date, until such payment is received by Landlord, bear interest at the lesser of the prime rate of Chemical Bank, New York, plus 2% per annum, or the maximum rate permitted by law (the "Late Payment Rate") payable by Tenant together with such payment of Rent (the "Late Charge"). In the event Tenant fails to pay three (3) or more payments of Rent on or before the due date within any period of twelve (12) consecutive calendar months, there shall be no grace periods prior to the incurring of a Late Charge by Tenant, provided, however, that the above referenced grace periods shall be reinstated, (subject to subsequent revocation as above provided), upon such time as

Tenant makes thirty six (36) consecutive payments of Fixed Rent on or before the due date with respect to such payments.

         3.06. It is intended that Landlord shall have no obligation to make any expenditures with respect to the Demised Premises, the Building or the Project other than as expressly provided for in this Lease and that the Fixed Rent provided for in Paragraph 3.01. above shall be paid to Landlord throughout the Term, free of any expense, charge or other deduction whatsoever.

                      ARTICLE 4 - USE OF DEMISED PREMISES

         4.01. Tenant shall use and occupy the Demised Premises for the Permitted Uses, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purpose.

         4.02. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, Tenant shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which (a) violates the Certificate of occupancy for the Demised Premises or for the Building; (b) causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the Legal Requirements or Insurance Requirements; (d) impairs or tends to impair the character, reputation or appearance of the Building; or (e) creates a nuisance.

                  ARTICLE 5 - PREPARATION OF DEMISED PREMISES

         5.01. (a) The Demised Premises shall be completed and prepared for Tenant's occupancy in the manner described in, and subject to the provisions of Exhibit C. Subject to the provisions of Section 5.01(b) hereof Tenant shall occupy the Demised Premises promptly after the same are Ready for Occupancy and possession thereof is delivered to Tenant by Landlord giving to Tenant a notice of such effect. Landlord shall, to the extent practicable, permit Tenant to enter upon the Demised Premises prior to the Commencement Date for purposes of commencing Tenant's Work and commencing the move in of Tenant's Property, as more particularly provided on the Tenant Work Schedule annexed hereto as Exhibit L, provided that (i) Tenant shall not unreasonably interfere with the performance of Landlord's Work, (ii) Tenant provides Landlord with such certificates of insurance as may be reasonably requested by Landlord, and (iii) Tenant indemnifies, defends and holds harmless from all loss, damage, cost, liability and expense (including reasonable attorneys' fees and costs and expenses incurred in enforcing this provision) incurred by Landlord arising out of such activities by Tenant or out of Tenant's entry upon the Demised Premises prior to the Commencement Date. Except as expressly provided to the contrary in this Lease, the taking of possession by Tenant of the Demised Premises, on or after the Commencement Date, shall be conclusive evidence as against Tenant that the Demised Premises and the Building were in good and satisfactory condition at the time such possession was taken. Except as expressly provided to the contrary in this Lease (including but not limited to the performance of Landlord's Work and performance of Landlord's obligations pursuant to Article 17 hereof), Tenant is leasing the Demised Premises "as is" on the date hereof, subject to reasonable wear and tear and the rights of the present occupants) of the Demised Premises to remove its or their trade fixtures and other property from the Demised Premises.

         (b) Notwithstanding anything contained in Section 5.01(a) hereof to the contrary, Tenant shall not be required to take occupancy of Building C prior to the later to occur of (i) September 1, 1990 or (ii) the date which is six (6) months after final unappealable site plan approval for Building B and Building C from the Planning Board of the Township of Cranford, nor shall Tenant be required to take occupancy of Building B prior to September 1, 1994. Landlord shall, as provided in Exhibit C, cause Building B to be Ready for Occupancy by the date which is forty eight (48) months after the Commencement Date of the Lease. Landlord shall, upon written notice to Landlord from Tenant (the "Early Delivery Notice") cause Building B to be Ready for Occupancy by the date which is eighteen (18) months after the giving of the Early Delivery Notice, but not earlier than June 1, 1992.

         (c) Landlord shall promptly apply for and diligently pursue final, unappealable site plan approval for Building B and Building C from the Planning Board of the Township of Cranford (the "Approval"). In the event the Approval is not obtained by March 1, 1991 (the "Approval Date"), Tenant shall have the right, upon forty-five (45) days written notice, given not earlier than the Approval Date, to terminate this Lease, provided, however, in the event Tenant, notifies Landlord of its election to terminate the Lease, the Lease shall not be terminated in the event such Approval is obtained within the forty-five (45) day notice period. In the event the Approval is not obtained by the date which is ninety (90) days after the Approval Date, Landlord shall, provided Landlord has used reasonable good faith efforts to obtain the Approval, have the right to terminate this Lease, upon ten (10) days prior written notice to Tenant ("Landlords Termination Notice"). In the event Landlord gives Tenant written notice of Landlord's termination of this Lease pursuant to this paragraph, Tenant shall have the right, upon written notice to Landlord given within ten (10) days of receipt of Landlord's Termination Notice, to defer such termination for sixty (60) days and attempt, at Tenant's sole cost and expense, to obtain the Approval within such sixty (60) day period. If Tenant obtains the Approval within such sixty (60) day period, the Landlord's Termination Notice shall be null and void. In the event of such termination, neither party shall have any further liability to the other hereunder.

         (d) In the event the portion of the Demised Premises located with Building C is not made Ready for Occupancy by June 1, 1992 (the "Delivery Date") , Tenant shall have the right, upon thirty (30) days written notice to Landlord, given not earlier than the Delivery Date, to terminate this Lease, provided, however, in the event Tenant notifies Landlord of its election to terminate the Lease, the Lease shall not be terminated in the event the portion of the Demised Premises located within Building C is made Ready for Occupancy within such thirty (30) day period.

         (e) Landlord shall, based upon the plan annexed hereto as Exhibit B, promptly apply for and diligently pursue the obtaining of the Approval. In the event Landlord does not diligently pursue the obtaining of this Approval, Tenant shall have the right, upon thirty (30) days prior written notice to Landlord, to apply for and pursue the obtaining of the Approval unless Landlord, within said thirty (30) days commences to diligently pursue the obtaining of the Approval. In the event Tenant exercises such right, Landlord shall fully cooperate with Tenant's effort. Landlord shall have the right on ten (10) days written notice to terminate this Lease in the event Tenant declines to pursue (or abandons) obtaining of the Approval.

         5.02. If the substantial completion of the Landlord's Work shall be delayed due to (a) any act or omission of Tenant or any of its employees, agents or contractors (including, without limitation, [i] any delays due to changes in or additions to the Landlord's Work, or [ii] any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approvals), or (b) any additional time needed for the completion of the Landlord's Work by the inclusion in the Landlord's Work of any Special Work (is said term is defined in Exhibit C), then the Demised Premises shall be deemed Ready for occupancy on the date when they would have been ready but for such delay(s). In the event Landlord fails to notify Tenant in writing of an Unavoidable Delay as herein provided by the date which is ten (10) business days after the Landlord becomes aware of such Unavoidable Delay, Landlord shall be deemed to have waived forever the right to claim an excuse from later performance for such Unavoidable Delay for the period of time between the occurrence to such Unavoidable Delay and the date of giving notice thereof to Tenant. The Demised Premises shall be conclusively presumed to be in satisfactory condition on the Commencement Date except for the minor or insubstantial details of which Tenant gives Landlord notice within thirty (30) days after the Commencement Date specifying such details with reasonable particularity and, except for latent defects which could not be discovered by inspection by Tenant.

         5.03. Landlord reserves the right, at any time and from time to time, to increase, reduce or, change the number, type, size, location, elevation, nature and use of any of the Common

Areas and any portions of the Building not occupied by Tenant, and any other buildings and other improvements in the Project, including, without limitation, the right to move and/or remove same, provided same shall not unreasonably block or interfere with Tenant's means of ingress or egress to and from or otherwise materially interfere with Tenant's full use of the Demised Premises.

         5.04. Tenant shall have the right, upon the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, to install an above ground fuel tank on the Land at a location mutually acceptable to Landlord and Tenant. Tenant shall indemnify, defend and Hold Landlord harmless with respect to any environmental or other damage caused by such tank or fuel and shall comply with all present and future Legal Requirements applicable to such tank, its installation and removal. Landlord shall cooperate with and assist Tenant in preparing and filing all applications for permits required for said tank pursuant to the Legal Requirements. At the expiration or earlier termination of the Term, Tenant shall, at Landlord's option, remove said tank at Tenant's sole cost and expense and restore the Land to its condition prior to such installation. Tenant shall maintain, register and insure such fuel oil tank.

                 ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS

         6.01. Commencing on the Commencement Date, Tenant shall pay to Landlord, as hereinafter provided, the Real Estate Taxes in respect of Building B for the period in question, plus Tenant's Fraction of the Real Estate Taxes in respect of Building C for the period in question. Tenant shall also pay Tenant's Fraction of the Real Estate Taxes attributable to the Building B Land and the Building C Land for the period in question. If any portion of the Building shall be exempt from all or any part of the Real

Estate Taxes, then for the period of time when such exemption is in effect, the Floor Space on such exempt portion shall be excluded when making the above computations in respect of the part of the Real Estate Taxes for which such portion shall be exempt. Landlord shall estimate the annual amount of the Real Estate Taxes (which estimate may be changed by Landlord at any time and from time to time), and Tenant shall pay to Landlord the amount sufficient to pay any Real Estate Taxes thirty (30) days prior to the date when such Real Estate Taxes shall first become due. When the amount of any item comprising Real Estate Taxes is finally determined for a real estate fiscal tax year, Landlord shall submit to Tenant a statement in reasonable detail of the same, and the figures used for computing the same, and if such is more or less than the amount theretofore paid by Tenant for such item based on Landlord's estimate, Tenant shall pay to Landlord the deficiency, or Landlord shall refund to Tenant the excess, within 10 days after submission of such statement. Any Real Estate Taxes for a real estate fiscal tax year, a part of which is included within the Term and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the Term, and the real estate fiscal tax year for any improvement assessment will be deemed to be the one-year period commencing on the date when such assessment is due, except that if any improvement assessment is payable in installments, the real estate fiscal tax year for each installment will be deemed to be the one-year period commencing on the date when such installment is due. The above computations shall be made by Landlord in accordance with generally accepted accounting principles, and the Floor Space referenced will be based upon the average of the Floor Space in existence on the first day of each month during the period in question.

         6.02. Tenant shall pay to Landlord, as hereinafter provided, the Operating Expenses. The Operating Expenses shall be estimated by Landlord (which estimate may be reasonably changed by Landlord from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. If at any time Landlord changes its estimate of the Operating Expenses for the then current Calendar Year or partial Calendar Year, Landlord shall give notice to Tenant of such change and within ten (10) days after such notice Landlord and Tenant shall adjust for any overpayment or underpayment during the prior months of the then current Calendar Year or partial Calendar Year. After the end of each Calendar Year, including any partial Calendar Year at the beginning of the Term, and after the end of the Term, Landlord shall submit to Tenant a statement in reasonable detail of the Operating Expenses for such Calendar Year, or partial Calendar Year in the event the Term shall begin on a date other than a January lst and/or end on a date other than a December 31st, as the case may be, and stating the Operating Expenses for the period in question and the figures used for computing such, and if such so stated for such period, is more or less than the amount paid for such period, Tenant shall pay to Landlord the deficiency, or Landlord shall refund to Tenant the excess, within ten (10) days after submission of such statement. All computations shall be made in accordance with generally accepted accounting principles.

         6.03. Each such statement given by Landlord pursuant to Section 6.01 or Section 6.02 shall be conclusive and binding upon Tenant unless within ninety (90) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute is not settled by agreement, either party may submit the dispute to arbitration as provided in Article 36. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten
(10) days after receipt of such statement, pay the Additional charges in accordance with Landlord's statement, without prejudice to Tenant's position. Tenant shall have the right, but not more than once annually or in the event of in good faith material dispute by Tenant with regard to the correctness of statements issued by Landlord pursuant to Section 6.01 or 6.03 hereof, upon reasonable written notice, during business hours, to inspect Landlord's records kept with respect to the calculation of operating Expenses or Real Estate Taxes. All computations shall be made in accordance with generally accepted accounting principles. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment resulting from compliance with Landlord's statement. If the amount of any overcharge to Tenant as determined by such inspection shall equal ten percent (10%) or more, Landlord shall also pay to Tenant the reasonable, out-of-pocket cost of such inspection, together with interest on the amount of such overcharge at the Late Payment Rate.

         6.04. Tenant or its designees shall have the right to contest all Real Estate Taxes with respect to the Land and the Building by legal proceedings (which if instituted, Tenant or its designee shall conduct promptly at its' sole cost and expense, and if necessary, in the name of and with the cooperation of Landlord, and the Landlord and Tenant shall execute all documents necessary to accomplish the foregoing. If there shall be any refund or rebate on account of Real Estate Taxes paid by Tenant under the provisions of this Lease, such refund or rebate shall belong to Tenant and shall be paid to Tenant. Landlord hereby agrees upon request of Tenant, to execute such instruments and to give Tenant such assistance in connection with such contests as shall be reasonably required by Tenant.

                            ARTICLE 7 - COMMON AREAS

         7.01. Landlord, or its agents will operate, manage, equip, light, repair and maintain the Common Areas for their intended purposes.

         7.02. Tenant and its subtenants and their respective officers, employees, agents, customers and invitees, shall have the non-exclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such right, but subject to the Rules and Regulations, to use the Common Areas. Landlord reserves the right, from time to time, to close temporarily, or make changes in or to the Common Areas (including but not limited to the right to construct one or more buildings on or above the Common Areas) provided said changes shall not unreasonably interfere with Tenant's means of ingress or egress to and from or unreasonably interfere with Tenant's full use of the Demised Premises.

         7.03. During the Term, Tenant, its employees, agents, invitees and licensees shall be entitled to the exclusive use of eight hundred (800) parking spaces, together with the right to the non-exclusive use of fifty (50) parking spaces, in the areas shown on Exhibit I annexed hereto (the "Parking Area"). Landlord shall have the right to relocate said parking area during construction of Building B provided alternate parking facilities shall be provided within a reasonable distance of the Building.

                              ARTICLE 8 - SIGNAGE

         8.01. Landlord shall not unreasonably withhold or delay its consent to the installation by Tenant at Tenant's sole cost and expense, of a sign on the exterior of the Buildings, subject to satisfaction by Tenant, at Tenant's sole cost and expense, of all applicable Legal Requirements, and provided such sign is in keeping with the character and quality of the Project. Tenant shall have the right, upon Landlord's prior written consent, which consent shall not be unreasonably withheld, to install, at Tenant's sole cost and expense, a sign on a pylon at the entrance drive to the Project in the area set forth on Exhibit G (and at such other locations within the Project as may be mutually agreed upon by Landlord and Tenant) and signage within the Parking Area identifying any parking spaces assigned to Tenant, subject to satisfaction by Tenant, at Tenant's sole cost and expense, of all applicable Legal Requirements.

                           ARTICLE 9 - SUBORDINATION

         9.01. Provided that a Superior Mortgagee shall execute and deliver to Tenant an agreement, in recordable form, substantially in the form attached hereto and make a part hereof as Exhibit H, to the effect that, provided no event of default has occurred and is continuing hereunder, such Superior Mortgagee will not name or join Tenant as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to such Superior Mortgagee under its Superior Mortgagee, and to the further effect that if there shall be a foreclosure of its Superior Mortgage, that the Superior Mortgage will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, or any such agreement, or any agreement of similar import from a Superior Mortgagee, as the case may be, being hereinafter called a "Nondisturbance Agreement", this Lease shall be subject and subordinate to such Superior Mortgage in respect to which a Nondisturbance Agreement shall have been delivered, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements of such Superior Mortgage or any substitution therefor, and advances made thereunder. Landlord shall use its best efforts to provide Tenant, on or prior to the Commencement Date, with a non-disturbance Agreement from the holder of any Superior Mortgage of record on or before the Commencement Date. The provisions of this Section 9.01 shall be self-operative and no further instrument of subordination shall be required upon delivery of such non-disturbance Agreement. However, in confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver an instrument evidencing such subordination; and if Tenant fails to execute, acknowledge or deliver any such instruments within thirty (30) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for an on behalf of Tenant.

         9.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until and unless (a) it has given written notice of such act or omission to Landlord and each Superior Mortgagee whose name and address shall previously have been furnished to Tenant, and (b) such act or omission shall not have been remedied with thirty (30) days following the giving of such notice (or such longer period as may be reasonably required if such condition is not susceptible to remedy within such thirty (30) day period, provided Landlord or such Superior Mortgagee commences and diligently pursues such remedy).

         9.03 . If any Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights ("Successor Landlord") , Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver, any instrument that such Successor Landlord may reasonably request to evidence such attornment provided that such Successor Landlord shall then be entitled to possession of the Demised Premises and shall have either agreed to assume the obligations of Landlord hereunder or shall have entered into a Nondisturbance Agreement with Tenant. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Fixed Rent or Additional Charges, unless such modification or prepayment shall have been expressly approved in writing by the Mortgagee of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

                          ARTICLE 10 - QUIET ENJOYMENT

         10.01. So long as Tenant pays all of the Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Mortgages.

               ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING

         11.01. (a) Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (including but not limited by way of the transfer of stock of a corporation), (i) except as provided in Section, 11.01(b) hereof, assign, mortgage, pledge, encumber, or otherwise transfer (herein referred to collectively as a "Transfer") this Lease, or offer or advertise to do so, or (ii) except as provided in Section 11.01(b) hereof, sublet the Demised Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant without in each instance obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld.

                 (b) Provided Tenant is not in default of this Lease, Tenant shall have the right, upon prior written notice to Landlord, to Transfer this Lease or sublet all or any part of the Demised Promises, provided, however, that Tenant shall not Transfer his Lease or sublet all or any part of Building C, prior to the fifth (5th) anniversary of the Commencement Date, except to an "Affiliated Entity" (as herein after defined). Such notice shall contain the name of the proposed assignee, subtenant or person to whom Tenant proposes to Transfer this Lease (herein referred to as a "Transferee") and the terms of the proposed sublease or Transfer. As used herein an Affiliated Entity shall mean a corporation which owns fifty-one percent (51%) or more of the outstanding voting stock of Tenant or of which Tenant owns fifty-one percent (51%) or more of the outstanding voting stock. In the event Tenant, other than with respect to a sublease or Transfer to an Affiliated Entity, offers all or any portion of the Demised Premises for a permitted subletting or Transfer, or receives an offer for a permitted subletting or Transfer which Tenant desires to accept, Tenant shall provide Landlord with written notice of such offer containing the terms thereof and identifying the parties thereto. Landlord shall have the right, with respect to each such proposed transaction, upon written notice to Tenant, given no less than fifteen (15) business days after receipt of Tenant's notice, to enter into a sublease or Transfer with Tenant on the same terms as the proposed sublease or Transfer.

         11.02 If this Lease is Transferred, whether or not in violation of this Lease, Landlord may collect rent from the Transferee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other then Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such Transfer, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of
Section 11.01, or the acceptance of the Transferee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to any Transfer, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further Transfer, or subletting or use of occupancy by other not
expressly permitted by this Article 11.   References in this Lease to use or
occupancy by other (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall be construed as including also licensees and other claiming under or through Tenant, immediately or remotely.

         11.03. Any permitted Transfer, whether made with Landlord's consent pursuant to Section 11.01(a) or without Landlord's consent if permitted by
Section 11.01(b), shall be made only if, and shall not be effective until, the Transferee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the Transferee shall assume Tenant's obligations under this Lease and whereby the Transferee shall agree that all of the provisions in this Article 11 shall, notwithstanding such Transfer, continue to be binding upon it in respect to all future Transfers. Notwithstanding any Transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from a Transferee, or any other party, the original Tenant and any other person(s) who at any time was or were Tenant shall remain fully liable for the payment of the Rent and for all other obligations for which they were liable under this Lease.

         11.04. The liability of the original named Tenant and any other Person(s) who at any time was or were Tenant for Tenant's obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

         11.05. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any Transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

         11.06. Without limiting any of the provisions of Article 27, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to Transfer this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by a Transferee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's Fixed Rent plus an amount equal to the Additional Charges for the Calendar Year preceding the year in which such Transfer is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease.

         11.07. Landlord shall, within thirty (30) days after Tenant's request, deliver to Tenant, at Tenant's sole cost and expense (including attorney's fees), a non-disturbance and subordination agreement substantially in the form of Exhibit J annexed hereto, executed and acknowledged by Landlord for the benefit of any subtenant of not Less than twenty thousand (20,000) square feet of Floor Space of the Demised Premises. Upon written request of Tenant, Landlord shall at no cost or expense to Landlord, use non-disturbance and subordination agreement from any Superior Mortgagee with respect to such sublease. In the event any space is subleased to Landlord or its affiliates pursuant to section 11.01(b) hereof, Tenant shall, within thirty (30) days after

Landlord's request, deliver to Landlord, at Landlord's sole cost and expense (including attorney's fees), a non-disturbance agreement substantially in the form of Exhibit J annexed hereto, executed and acknowledged by Tenant or the benefit of any subtenant of Landlord of not less than twenty thousand (20,000) square feet of Floor Space of the Demised Premises.

                       ARTICLE 12 - COMPLIANCE WITH LAWS

         12.01. Tenant shall comply with all Legal Requirements (except that Landlord shall be responsible for compliance with Legal Requirements, including but not limited to compliance with applicable building codes as of the date the Demised Premises is Ready for Occupancy, required in connection with performance of Landlord's Work and any Tenant's Work performed by Landlord) which shall, in respect of the Demised Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Demised Premises, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the cost, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section
12.01. However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 12.02.

         12.02. Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime or offense, and neither the

Demised Premises nor any part thereof shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;
(b) before the commencement of such contest, Tenant shall furnish to Landlord either (i) the bond of a surety company satisfactory to Landlord, which bond shall be, as to its provisions and form, satisfactory to Landlord, and shall be in an amount at least equal to 125% of the cost of such compliance (as reasonably estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and expenses), resulting from or incurred in connection with such contest or non-compliance, or (ii) other security in place of such bond satisfactory to Landlord; and (c) Tenant shall keep Landlord advised as to the states of such proceedings. Notwithstanding the foregoing to the contrary, no bond shall be required pursuant to the preceding sentence until such time as The Summit Bancorporation shall assign this Lease or sublet the portion of the Demised Premises affected by such contest of a Legal Requirement (provided, however, that no bond shall be required in the event of assignment or subletting to a Tenant Affiliate). Without limiting the Application of the above, Landlord shall be deemed subject to prosecution for a crime or offense, if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime or offense of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.

                      ARTICLE 13 - INSURANCE AND INDEMNITY

         13.01. Tenant shall maintain or cause to be maintained All Risk insurance in respect of Building B and other improvements on the Building B Land normally covered by such insurance (and at the option of Landlord on Building C if Tenant is the only tenant thereof) for the benefit of Landlord, any Superior Mortgagees and any other parties Landlord may at any time and from time to time designate, as their interests may appear, and shall maintain rent insurance. The All Risk insurance will be in the amounts of the full insurable value of the Demised Premises and not less than the amount required by any Superior Mortgagee and, in any event, not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies. Except as above provided, Landlord shall maintain or cause to be maintained All Risk insurance in respect of Building C and the other improvements on the Building C Land normally covered by such insurance for the benefit of Landlord, any Superior Mortgagees and any other parties Landlord may at any time and from time to time designate, as their interests may appear, and shall maintain rent insurance. Landlord may also maintain any other forms and types of insurance which Landlord shall deem reasonable in respect to the Building and Land. Landlord shall maintain insurance on the Common Areas. Tenant and Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies.

         13.02. Tenant shall also maintain the following insurance: (a) comprehensive general public liability insurance in respect of the Demised Premises and the conduct and operation of business therein, with Landlord as an additional named insured, and at Landlord's request with any Superior Mortgagors as additional named insured (s) , with limits of not less than $3,000,000 for bodily injury or death to any one person and $5,000,000 for bodily injury or death to any number of persons in any one occurrence, and $500,000 for property damage, including water damage and sprinkler leakage legal liability, (b) All Risk insurance in respect of Tenant's stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other property of Tenant in the Demised Premises in any amounts required by any Superior Mortgagee but not less than 80% of the full insurable value of the property covered and not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies, and (c) any other insurance required for compliance with the Insurance Requirements. Landlord may at any time and from time to time require that the limits for the comprehensive general public liability insurance to be maintained by Tenant be increased to the limits that new tenants with similar uses in the Project are required by Landlord to maintain and is available at commercially reasonable rates. Tenant shall deliver to Landlord and any additional named insured(s) certificates for such fully paid-for policies at least 10 days before the Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration hereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates therefor at least 30 days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to the business in New Jersey, and all such policies shall contain a provision whereby the same cannot be canceled unless Landlord and any additional insured(s) are given at least 20 days' prior written notice of such cancellation.

         13.03. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to the act in respect of the Demised

Premises or use or occupy the Demised Premises or conduct or operate Tenant's business in any manner objectionable to the any insurance company or companies whereby the fire insurance or any other insurance then in effect in respect to the Land and Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally, have been in effect for the occupancy contemplated under the Permitted Uses. In case of a breach of the provisions of this Section 13.03, in addition to the all other rights, and remedies of Landlord hereunder, Tenant shall indemnify Landlord and hold Landlord harmless from and against any loss, cost liability and expense (including reasonable attorneys' fees and including all expenses incurred in enforcing this provision) which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant.

         13.04. Neither Landlord nor Tenant shall be liable to the other or responsible for, and Landlord and Tenant hereby release each other from, all liability and responsibility to the any person claiming by, through or under Tenant or Landlord, by way of subrogation, for any injury, loss or damage to the any person or property (including, but not limited to the fire or other casualty) in or around the Demised Premises or to the each party's business irrespective of the cause of such injury, loss or damage, and each party shall require its insurers to the include in all insurance policies which could give rise to the a right of subrogation against each party a clause or endorsement whereby the insurer waives any rights of subrogation or permits the insured, prior to the any loss, to the agree with a third party to the waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

                       ARTICLE 14 - RULES AND REGULATIONS

         14.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to the Tenant, which in Landlord's judgment, shall be necessary for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation or maintenance of the Building or its equipment and fixtures, or the Common Areas, and which do not unreasonably affect the conduct of Tenant's business in the Demised Premises, provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control. Landlord shall not be liable to the Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees.

                            ARTICLE 15 - ALTERATIONS

         15.01. Tenant shall not make any alterations to the Demised Premises which would impair the value or the structural integrity of the Building or make any alterations to the roof or the Building systems, or change the exterior color or architectural treatment of the Demised Premises, without on each occasion first obtaining the consent of Landlord. Landlord's consent shall not be required for any alteration to the thin interior of the Demised Premises, except as provided above. Prior to the commencing any permitted alteration, Tenant shall submit to the Landlord plans and specifications for such work. Tenant shall pay to the Landlord upon demand the reasonable cost and expense of Landlord in (a) reviewing said plans and specifications and (b) inspecting the alterations to the determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. Before proceeding with any permitted alteration which will cost more than $1,000,000.00, as estimated by a reputable contractor designated by Landlord, Tenant shall obtain and deliver to the Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New Jersey in an amount equal to the 100% of such estimated cost and in form satisfactory to the Landlord, or (ii) such other security as shall be satisfactory to the Landlord. Notwithstanding the foregoing to the contrary, no bond shall be required pursuant to the preceding sentence until such time The Summit Bancorporation shall assign this Lease or sublet (other than an assignment or sublease to the a subsidiary which is not less than fifty one percent (51%) owned by Tenant) the portion of the Demised Premises affected by such permitted alteration. Tenant shall fully and promptly comply with and observe the Rules and Regulations then in force in respect of the making of alterations. Any review or approval by Landlord of any plans and/or specifications with respect to the any alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to the Tenant in respect to the adequacy, correctness or efficiency thereof or otherwise.

         15.02. Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance therewith all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations of the Building. Any Alterations in or to the mechanical, electrical, sanitary, heating, ventilating, air conditioning or other systems of the Building shall be performed only by the contractors designated by Landlord. Landlord shall provide Tenant with the names of at least three (3) contractors for each trade designated by Tenant, in connection with the proposed alteration. If Tenant elects to use a contractor which is not acceptable to the installer or manufacturer pursuant to the any warrantee then in effect, Tenant shall indemnify and hold Landlord harmless from any breach of such warrantee caused by Tenant's use of such contractors. Alterations shall be made in such manner as not to the unreasonably interfere with or delay and as not to the impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant's making of any alterations, Tenant shall pay any such additional expense upon demand. Throughout the making of alterations, Tenant shall carry, or cause to the be carried, workmen's compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent whose name and address shall previously have been furnished to the Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to the Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of alterations and, or request, at reasonable intervals thereafter during the making of alterations.

                 ARTICLE 16 - LANDLORD'S AND TENANT'S PROPERTY

         16.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02. Further, any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord's property and shall not be removed by Tenant.

         16.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to the Landlord and can be removed without structural damage to the Building and all furniture, furnishings, and other movable personal property owned by Tenant and located in the Demised Premises (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant's property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises, the Building or the Exterior Common Areas resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to the Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to the Landlord, shall not be considered as the Tenant's Property and shall be deemed the property of Landlord.

         16.03. At or before the Expiration Date or the date of any earlier termination of this Lease, or within fifteen (15) days after such an earlier termination date, Tenant shall remove from the Demised Premises all of the Tenant's Property (except such items thereof as Landlord shall have expressly permitted to the remain, which property shall become the property of Landlord if not removed), and Tenant shall repair any damage to the Demised Premises, the Building and the Exterior Common Areas resulting from any installation and/or removal of the Tenant's Property. Any items of the Tenant's Property which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to the have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's Expense.

                      ARTICLE 17 - REPAIRS AND MAINTENANCE

         17.01. Tenant shall, throughout the Term, be responsible for all repairs and maintenance in and to the Building both interior and exterior, structural and non-structural, except as set forth in section 17.02 below. Tenant shall take good care of the Demised Premises, the fixtures and appurtenances therein. Tenant shall also promptly make all repairs in or to the Demised Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractor(s) designated by Landlord. Tenant shall also be responsible for the cost and expense of all repairs, interior and exterior, structural and nonstructural, in and to the Demised Premises, and the Building (including the facilities and systems thereof) and the Common Areas the need for which arises out of (a) the performance of the Tenant's Work (other than as performed by

Landlord) or alterations, (b) the installation, use or operation of the Tenant's Property in the Demised Premises, (c) the moving of the Tenant's Property in or out of the Building, or (d) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employee, agents, contractors or invitees.

         17.02. Landlord shall make repairs required with respect to the Demised Premises for the items and time periods hereinafter set forth: (a) Landlord shall maintain and make all repairs and replacements required to the cure defects in workmanship or materials in the roof and roof deck of Building and Building C during the Term of this Lease of which Tenant gives notice, in writing, during the Term of this Lease, provided, however, that the cost of such maintenance, repair and replacement shall be paid fifty percent (50%) by Landlord and fifty percent (50%) by Tenant, (b) Landlord shall make all repairs required to the cure defects in workmanship or materials of the structure (excluding building systems, except for any Landlord's design defects), footings and foundations of Building B, occurring within the first ten (10) years after substantial completion of Building B, of which defects Tenant gives Landlord notice, in writing, within the first ten (10) years after substantial completion of Building B, (c) Landlord shall make all repairs required to the cure defects in workmanship and materials of the building structure (excluding building systems, except for any Landlord's design defects), footings and foundations of the portion of the Demised Premises located within Building C, occurring within the initial twenty five (25) year term of this Lease; and (d) Landlord shall make all repairs required to the cure defects in workmanship and materials of the Parking Area, occurring within the first three (3) years of the Term, of which defects Tenant gives Landlord notice, in writing, within the first three (3) years of the Term. Landlord shall not be responsible for any repair or restoration of the aforementioned items after the time periods for notices indicated, nor for any items not specifically set forth in this section. If any of the repairs or restorations referred to in subsections (a) through (d) above are necessitated by any willful act or any negligence of Tenant or its agents, licensees, employees, servants, representatives or contractors, Tenant agrees to the make such repairs at its cost and expense. If any of the aforementioned repairs or restorations are necessitated by casualty or condemnation, such repairs or restorations shall be governed by the sections of this Lease regarding casualty and condemnation. Any replacement or restoration made pursuant to this section shall be of equivalent quality to the items replaced or restored. Landlord shall not be responsible nor shall it be obligated to make any repair of any work done in the Demised Premises or item installed in the Demised Premises by Tenant, subtenant, or their agents, licensees, employees, servants, representatives or contractors (unless repair work is required due to the Landlord's wrongful action), except if Tenant performs (or completes) such work as the result of a failure by Landlord to the make any repair or replacement required by Landlord pursuant to the this Lease. Landlord shall not be responsible for, nor shall anything in this Lease be construed as obligating Landlord to the repair any design defect in the Building or the systems thereof or any installation to the extent that the design defect was included at the direction of Tenant.

         17.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to the Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to the business arising from Landlord's doing any repairs, maintenance, or changes which

Landlord is required or permitted by this Lease, or required by Law, to make in or to any portion of the Building. Landlord shall use reasonable efforts to perform any such repairs, maintenance or changes with as little interference to Tenant's business operation at the Demised Premises as is practicable (provided, however, that nothing contained herein shall be construed as requiring Landlord to employ overtime or nighttime labor).

                          ARTICLE 18 - ELECTRIC ENERGY

         18.01. Tenant shall purchase the electric energy required by it in the Demised Premises at its own expense on a direct-metered basis from the public utility servicing the Building, and Landlord shall permit the risers, conduits and feeders in the Building, to the extent available, suitable and safely capable, to be used for the purpose of transmitting such electric energy to the Demised Premises. Landlord shall not be liable for any failure, inadequacy or defect in the character or supply of electric current furnished to the Demised Premises except for actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by the negligence of Landlord.

         18.02. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises.

              ARTICLE 19 - HEAT, VENTILATION AND AIR-CONDITIONING

         19.01. Tenant shall maintain and operate the heating, ventilating and air-conditioning systems ("HVAC") serving the Demised Premises. Tenant shall, upon written notice to Landlord given thirty (30) days prior to the Commencement Date, have the right to require Landlord to maintain the HVAC system serving the Demised Premises and in such event shall pay to Landlord the charges imposed by Landlord with respect to such maintenance as Additional Charges under this Lease. The temperature maintained in the Demised Premises shall at all times be within the limits prescribed by the Legal Requirements.

         19.02. The performance in respect of HVAC is conditioned on the connected electric load within the Demised Premises not exceeding the HVAC design conditions for the Demised Premises. Use of the Demised Premises, or any part thereof, in a manner exceeding the HVAC design conditions (including occupancy and connected electrical load), or rearrangement of partitioning which interferes with normal operation of the HVAC in the Demised Premises, or the use of computer or data processing machines or other machines or equipment, may require changes in the HVAC systems servicing the Demised Premises, in order to provide comfortable occupancy. Such changes so occasioned, shall be made by Tenant, at its expense, as alterations in accordance with the provisions of Article 15, but only to the extent permitted and upon the conditions set forth in Article 15.

               ARTICLE 20 - OTHER SERVICES: SERVICE INTERRUPTION

         20.01. Where the Demised Premises is served by elevator, Landlord shall, at Tenant's sole cost and expense, provide elevator service to the Demised Premises and shall have at least one (1) elevator subject to call at all other times. The use of the elevators shall be subject to the Rules and Regulations.

         20.02. Tenant shall cause the Demised Premises, including the exterior and the interior of the windows thereof, to be cleaned in a manner standard to the Building and in accordance with the standards set forth in Exhibit E.

         20.03. Landlord shall, at Tenant's sole cost and expense, furnish adequate hot and cold water to the Demised Premises for drinking, lavatory and cleaning purposes. Landlord shall install at Tenant's expense, meters to measure Tenant's consumption of cold water and/or hot water for such other purpose. Tenant shall pay directly to the appropriate utility charges for the quantity of water shown on such meters on demand. Landlord shall not be responsible or liable to Tenant for any interruption in water or other utility service to the Demised Premises caused by the company providing such utility or for any other reasons beyond the reasonable control of Landlord.

                     ARTICLE 21 - ACCESS, CHANGES AND NAME

         21.01. Landlord reserves right of access to all core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities and the use thereof, as well as access thereto through the Demised Premises to the extent reasonably required and with reasonable notice in connection with performance by Landlord of any of its maintenance or repair obligations under this Lease or other leases of the Building. Landlord also reserves the right, upon reasonable notice, to install, erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided such are properly enclosed.

         21.02. Landlord and its agents shall have the right to enter and/or pass through the Demised Premises, upon reasonable notice (except in cases of emergency), (a) to examine the Demised Premises and to show then to actual and prospective Superior Mortgagees, or prospective purchasers of the Building, and
(b) to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required to perform its maintenance or repair obligations under this Lease or any other lease of Building C. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith (but not for storage, except for work being performed upon the Demised Premises), without any liability to Tenant and without any reduction of Tenant's obligations hereunder but Landlord shall restore the Demised Premises thereafter. During the period of eighteen (18) months prior to the Expiration Date, Landlord and its agents may, upon reasonable notice, and without interference with Tenant's operations exhibit the Demised Premises to prospective tenants.

         21.03. If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building or the Common Areas, other than the Demised Premises, is temporarily or permanently closed or inoperable, the same shall not be deemed a constructive eviction (provided Tenant is not denied access for ingress and egress, other than as may be reasonably required on a temporary basis to perform repairs and maintenance required pursuant to this Lease) and shall not result in any reduction or diminution of Tenant's obligations under this Lease.

         21.04. If, during the last month of the Term, Tenant has removed all or substantially all of the Tenant's Property from the Demised Premises, Landlord may without notice to Tenant, immediately enter the Demised Premises and later, renovate and decorate the same, without liability to Tenant and without reducing or otherwise affecting Tenant's obligations hereunder.

         21.05. Landlord reserves the right, at any time and from time to time, to make, subject to the Provisions of Section 17.03 hereof, such changes, alterations, additions and improvements in or to the exterior of the Building and to any portion of the interior thereof not leased to Tenant, as Landlord shall deem necessary or desirable.

                 ARTICLE 22 - MECHANICS' LIENS AND OTHER LIENS

         22.01. Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord's interest or estate to any liability under any mechanic's or other lien law. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Land, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, service or materials claimed to have teen performed or furnished for or on behalf of Tenant or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction within sixty (60) days after notice by Landlord to Tenant.

                 ARTICLE 23 - NON-LIABILITY AND INDEMNIFICATION

         23.01. Neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence (or willful wrongful acts) of Landlord, its agents, servants or employees in the operation or maintenance of the Land, Building, or Project without contributory negligence on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. Further, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable (a) for any such damage caused by other tenants or Persons in, upon or about the Land or Building, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant (except that the provisions of this subsection (b) shall not excuse liability of Landlord for intentional tortious conduct of Landlord or any partner, joint venturer, director, officer, agents, servant or employee of Landlord).

         23.02. Tenant shall indemnify and hold harmless Landlord and all Mortgagees and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; and (c) any accident, injury or damage whatever (unless caused solely by Landlord's negligence or willful wrongful acts) occurring in the Demised Premises, together with all costs, expenses and liabilities incurred or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case of any action or proceeding is brought against Landlord and any Mortgagee and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord).

         23.03 Landlord shall indemnify and hold harmless Tenant and its partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) any act, omission or negligence of Landlord or any of its tenants, subtenants or licensees of its or their partners, joint venturers, directors, officers, agents, employees or contractors, in connection with the conduct or management of the Common Areas or of any business or activity therein, or any work or thing whatsoever done, or any condition created or existing, and (b) any accident, injury or damage whatsoever (unless caused solely by Tenant's negligence or willful wrongful acts) occurring in the Common Areas together with all costs, expenses and liabilities incurred or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys' fees and expenses (provided, however, that with respect to the portion of the Parking Area allocated to Tenant's exclusive parking, Landlord's obligations hereunder shall be limited to the extent of Landlord's negligence or willful wrongful acts). In case any action or proceeding is brought against Tenant and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding.

         23.04. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Land and the Building, together with and subject to the non-exclusive rights to Common Areas included within the Demised Premises not exclusively allocable to the Building, (or the proceeds received by Landlord on a sale of such estate and property but not the proceeds of any financing or refinancing thereof, except to the extent such financing proceeds exceed eighty-five percent (85%) of the fair market value of the Land and Building at the time Tenant obtains a final judgment against Landlord) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas, and Tenant agrees that the liability of Landlord arising out of or in connection with this lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas shall be limited to such estate and property of Landlord (or sale proceeds). No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgement (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas and if Tenant shall acquire a lien on of interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys. Tenant hereby waives the right of specific performance and any other remedy allowed in equity if specific performance or enforcement of such other remedy would result in any liability of Landlord for the payment of money to Tenant, or to any court or governmental authority (by way of fines or otherwise) for Landlord's failure or refusal to observe a judicial decree or determination, or to any third party.

                       ARTICLE 24 - DAMAGE OR DESTRUCTION

         24.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 24 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (except for the Tenant's Property) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

         24.02. Subject to the provision of Section 24.05, if all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, to the extent Landlord receives the proceeds of rent insurance, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Demised Premises located in the affected Building bears to the total area of the Demised Premises in the affected Building, for the period from the date of the damage or destruction to the date the damage to the portion of the Demised Premises located in the affected Building shall be made Ready for Occupancy; provided, however, should Tenant reoccupy a portion of the Demised Premises during the period the repair or restoration work is taking place and prior to the date that the Demised Premises are substantially repaired or made tenantable the Rent allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Demised Premises located in the affected Building bears to the total area of the Demised Premises located in the affected Building, shall be payable by Tenant from the date of such occupancy.

         24.03. If (a) the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or (b) Building B or Building C shall be so damaged or Destroyed by fire or other casualty that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord and approved by Tenant, which approval shall not be unreasonably withheld, of more than thirty-five percent (35%) of the full insurable value of Building B or Building C, whichever is damaged or destroyed or more than twenty percent (20%) of the full insurable value of Building B and Building C, in the aggregate, immediately prior to the casualty, and in either event, an engineer selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed, shall reasonably estimate that there will be less than two (2) years remaining in the Term (including all renewal terms for which Tenant has validly exercised the applicable renewal option) upon completion of restoration of the Building or the Demised Premises, as the case may be, then in either such case Landlord or Tenant may terminate this Lease by giving the other notice to such effect within ninety (90) days after the date of the fire or other casualty. Notwithstanding anything contained in this Lease to the contrary, if there shall occur such a casualty at such time as there shall be estimated to be less than two (2) years remaining in the Term of this Lease after completion of restoration but prior to the time that pursuant to the provisions of Article 38 hereof Tenant shall have the right to exercise any renewal option, then, prior to Landlord terminating this Lease, Tenant shall have the right to exercise any such renewal option otherwise in accordance with the provisions of Article 38 hereof. If either party shall elect to so terminate this Lease, the Term shall expire upon the tenth (10th) day after such notice is given and Tenant shall vacate the Demised Premises and surrender the same to Landlord in accordance with the provisions of this Lease. Upon the termination of this Lease in accordance with this Section 24.03, Tenant's liability for Rent thereafter due and payable shall cease upon the later to occur of the surrender and vacation of the Demised Premises by Tenant or the expiration of the term of any rent insurance payable with respect to the Lease and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

         24.04. Except as provided for in Section 24.08, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 24. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, but Landlord shall not be required to do such repair or restoration work except during normal (non-overtime) daytime construction hours.

         24.05.  Notwithstanding any of the foregoing provisions of this
Article 24, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, either (a) Landlord or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other casualty, or (b) the Demised Premises or the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of the Rent. Further, nothing contained in this Article 24 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty.

         24.06. Landlord will not carry insurance of any kind on the Tenant's Property, and, except as provided by law or by reason of Landlord's breach of any of its obligations hereunder, shall not be obligated to repair any damage to or replace the Tenant's Property.

         24.07. The provisions of this Article 24 shall be deemed an express agreement governing any case of damage or destruction of the Demised Premises and/or Building by fire or other casualty, and any law providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

         24.08. Anything contained in this Article 24 to the contrary notwithstanding, within thirty (30) days after Landlord has notice of any damage that materially impairs Tenant's ability to conduct its business in the Demised Premises, Landlord shall deliver to Tenant a statement prepared by a reputable contractor approved by Tenant, which approval shall not be unreasonably withheld or delayed, setting forth such contractor's estimate as to the time required to repair such damage and the assumptions regarding the use of labor including overtime labor, if applicable) and construction methods considered in arriving at such estimate. If Landlord and Tenant are unable to agree upon such contractor within fifteen (15) days after notice of such damage, either party may submit such dispute to arbitration pursuant to Article 36 hereof, provided, however, that the award of such arbitration shall be rendered within thirty (30) days of submission of such dispute to arbitration. If the estimated time period exceeds eighteen (18) months from the date of such damage, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following receipt of such statement. If Tenant makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant and Tenant shall vacate the Demised Premises and surrender the same to Landlord in accordance with the provisions of this Lease. Upon the termination of this Lease under the conditions provided in this Section, Tenant's liability for Rent thereafter due and payable shall cease upon the later to occur of the surrender and vacation of the Demised Premises by Tenant or the expiration of the term of any rent insurance payable with respect to this Lease and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

         24.09. If, at any time during the Term, the Building shall be so damaged or destroyed by fire or other casualty that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord and approved by Tenant, which approval shall not be unreasonably withheld, of more than thirty-five percent (35%) of the full insurable value of Building B or Building C, whichever is damaged or destroyed, or twenty-five percent (25%) of the full insurable value of Building B and Building C, in the aggregate immediately prior to the casualty and there shall be insufficient insurance proceeds available to Landlord to pay for the estimated cost of repair and restoration, then Landlord may terminate this Lease, whether or not Tenant shall have elected to terminate this Lease pursuant to Section 24.08 hereof, by giving Tenant notice to such effect within sixty (60) days after this date of the fire or other casualty. If Landlord shall elect to so terminate this Lease, the Term shall expire upon the tenth (10th) day after such notice is given and Tenant shall vacate the Demised Premises and surrender the same to Landlord in accordance with the provisions of this Lease. Upon the termination of this Lease in accordance with this Section 24.09, Tenant's liability for Rent thereafter due and payable shall cease upon the later to occur of the surrender and vacation of the Demised Premises by Tenant or the expiration of the term of any rent insurance payable with respect to this Lease and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

                          ARTICLE 25 - EMINENT DOMAIN

         25.01 If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised, Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If 25% or less of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than 25% of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon notice given to the other party within 30 days after such taking possession. If so much of the parking facilities shall be so taken or conveyed that the number of parking spaces necessary, in Tenant s reasonable judgment, for the continued operation of the Demised Premises shall not be available, Tenant may, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If this Lease shall continue in effect as to any portion cf the Demised Premises not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining Floor Space of the Demised Premises. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit, except for the Tenants' property, and Tenant shall make all alterations or replacements to the Tenant's Property and decorations in the Demised Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Demised Premised or otherwise, shall be property of Landlord, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant's Property and for loss of business, good will, and depreciation or injury to and cost of removal of the Tenant's Property, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.

         25.02. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of the Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date. All monies to be paid to Tenant as, or as part of, an award or payment for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be received, held and applied by the first Superior Mortgage (or if there is no Superior Mortgagee, by Landlord as a trust fund) for payment of the Rent becoming due hereunder.

                             ARTICLE 26 - SURRENDER

         26.01. On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant's property therefrom except as otherwise expressly provided in this Lease.

         26.02. If Tenant remains in possession of the Demised Premises after the expiration or earlier termination of the Term, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month to month at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be one hundred fifty percent (150%) of the Fixed Rent in effect during the last month prior to such expiration or termination.

         26.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

                     ARTICLE 27 - CONDITIONS OF LIMITATION

         27.01.  This Lease is subject to the limitation that whenever Tenant
(a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States Code) or any similar order or decree under any federal or state law, now in existence, or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within 30 days after entry, or (c) shal1 cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharged of his duties within 30 days of his appointment, then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if tiat day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 29.

         27.02. This Lease is subject to the further limitations that: (a) if Tenant shall default in the payment of any Fixed Rent, and such default shall continue for five (5) days, or (b) if Tenant shall default in the payment of any Additional Charges due under this Lease which default shall continue for ten (10) days, or (c) if Tenant shall, by action or inaction, be in default of any of its obligation under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Mortgagee to prosecution for a crime (as more particularly described in the last sentence of Section 12.02) or foreclosure of any Superior Mortgage if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice by Landlord, or (c) if any event shall occur or any contingency shall arise whereby this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or
(d) if Tenant shall abandon the Demised Premises, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of ten (10) days from the date of the service of such notice of intention, and upon the expiration of said ten (10) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 29.

                       ARTICLE 28 - RE-ENTIY BY LANDLORD

         28.01. If Tenant shall default in the payment of any Fixed Rent, and such default shall continue for five (5) days, or if Tenant shall default in the payment of Additional Charges and such default shall continue for ten (10) days, or if this Lease shall terminate as provided in Article 27, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word

"re-enter", as used herein, is not restricted to its technical legal meaning. If this Lease is term, nated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 28, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 29.

         28.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

         28.03. If this Lease shall terminate under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 28, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain ill monies, if any, paid by Tenant to Landlord, whether as Advance Rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under
Article 29 or pursuant to law.

                              ARTICLE 29 - DAMAGES

         29.01. If this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of
Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Charges to Landlord as a condition precedent to the dismissal of any summary dispossess or other proceeding or action as damages, at the election of Landlord, either:

             (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were the average monthly Additional Charges payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, over (ii) the aggregate rental value (determined by applying an appropriate discount rate) of the Demised Premises for the same period; or

             (b) sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision (b) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

         29.02. Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 27, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 29.01.

         29.03 In addition, if this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of Article 28, Tenant covenants that: (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the Expiration Date; (b) Tenant shall have performed prior to any such termination any obligation of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and (c) for the breach of any covenant of Tenant set forth above in this Section 29.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

         29.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Article 29, if any damages payable hereunder by Tenant to Landlord are not paid within ten (10) days after demand therefor the same shall bear interest at the Late Payment Rate from the due date thereof until paid, and the amounts of such interest, may, at Landlord's option, be Additional Charges hereunder.

         29.05. In addition to any remedies which Landlord may have under this Lease, if there shall be a default hereunder by Tenant which shall not have been remedied within the applicable grace period, Landlord shall not be obligated to furnish to Tenant or the Demised Premises any HVAC services outside normal business hours or business days (Monday through Friday, except legal holidays), or any extra or additional cleaning services; and the discontinuance of any one or more such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant's covenants and obligations under this Lease.

         29.06. In the event of Tenant's default under this Lease and Landlord's re-entry and recovery of possession of the Demised Premises, Landlord shall use commercially reasonable efforts to mitigate Landlord's damages by reletting of the Demised Premises. The net proceeds of any such reletting received by Landlord shall be credited against Tenant's then-outstanding obligations under this Lease. As used herein, "net proceeds" shall mean the full amount of rent and other similar charges paid to Landlord prior to the Expiration Date by all succeeding tenants of all or any portion of the Demised Premises less Landlord's actual expenses of reletting the Demised Premises (including, but not limited to expenses or work done to the Demised Premises in connection with such reletting, broker's fees and attorneys' fees). Nothing contained herein shall require Landlord to relet the Demised Premises prior to or with any preference over the leasing of any other premises of Landlord or any affiliate of Landlord, nor shall any rental of such other premises reduce the damages which Landlord would be entitled to recover from Tenant.

                        ARTICLE 30 - AFFIRMATIVE WAIVERS

         30.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

         30.02. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Demised Premises and use of the Common Area, including, without limitation, any claim or injury or damage, and any emergency and other statutory remedy with respect thereto.

                            ARTICLE 31 - NO WAIVERS

         31.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

                     ARTICLE 32 - CURING TENANT'S DEFAULTS

         32.01. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of fifteen (15) days from the date Landlord gives Tenant notice of the default. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys' fees and expenses, involved in collecting or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration of the Term or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the Late Payment Rate, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and such amounts shall be due and payable in accordance with the terms of such bills.

                              ARTICLE 33 - BROKER

         33.01. Landlord and Tenant each represent to the other that no broker except the Broker was instrumental in bringing about or consummating this Lease and that each respectively had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises. Landlord and Tenant agree to indemnify and hold harmless the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by the indemnifying party with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker pursuant to a separate agreement between Landlord and the Broker.





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
                              ARTICLE 34 - NOTICES

         34.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement, shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered or sent by United States registered or certified mail, return receipt requested, addressed to the other party at the following addresses: as to Landlord, Hartz Mountain Industries, Inc., 400 Plaza Drive, P.O. Box 1411, Secaucus, New Jersey 07094 to the attention of General Counsel with a concurrent notice to the attention of Controller, and as to Tenant, The Summit Bancorporation, 367 Springfield Avenue, Summit, New Jersey 07091, to the attention of the President with a concurrent notice to Charles Berman, Esq., 382 Springfield Avenue, Summit, New Jersey 07901. All such notices shall be deemed to have been given, rendered or made on the second day after the day so mailed, unless mailed outside the State of New Jersey, in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it.

                       ARTICLE 35 - ESTOPPEL CERTIFICATES

         35.01. Each party shall, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, execute and deliver to the requesting party a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both would constitute such a default of the requesting party, and, if so, specifying each such event, any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request.

                            ARTICLE 36 - ARBITRATION

         36.01. Landlord may at any time request arbitration and Tenant may, at any time when not in default in the payment of any Rent, request arbitration of any matter in dispute, but only where arbitration is expressly provided for in this Lease (i.e. sections 6.03 and 24.08). The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association (or any organization which is the successor thereto). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof. If Tenant gives notice requesting arbitration as provided in this Article, Tenant shall simultaneously serve a duplicate of the notice on each Superior Mortgagee whose name and address shall previously have been furnished to Tenant, and such Superior Mortgagees shall have the right to participate in such arbitration.


                        ARTICLE 37 - MEMORANDUM OF LEASE

         37.01. Neither Landlord nor Tenant shall record this Lease. However, at the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver to either party a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease. Whichever party records such memorandum of Lease shall pay all recording costs and expenses, including any taxes that are due upon such recording.


                         ARTICLE 38 - EXTENSION OF TERM

         38.01. Provided Tenant is not in default under this Lease, Tenant shall have an option to extend the Term from the date upon which this Lease would otherwise expire for two (2) periods of ten (10) years (the "First Extended Period" and the "Second Extended Period") respectively, each such period being referred to as an "Extended Period". If Tenant elects to exercise its option to extend the Term it shall give notice (the "Option Notice") of such election to Landlord on or before the date which is twenty six (26) months before the beginning of the Extended Period with respect to which such option is being exercised. Tenant agrees that it shall have forever waived its right to exercise any such option if it shall fail for any reason whatsoever to give the Option Notice to Landlord by the time provided for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such option. If Tenant gives the Option Notice and also (as hereinafter provided) the Term shall be automatically extended for the Extended Period covered by the option so exercised without execution of an extension or renewal lease. Within ten (10) days after request of either party after the effective exercise of any such option, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such option was effectively exercised. The Extended Periods shall be upon the same terms and conditions as are in effect immediately preceding the commencement of such Extended Period, except that Tenant shall have no right or option to extend the Term for any period of time beyond the expiration of the Second Extended Period, and except that in the First Extended Period and the Second Extended Period the Fixed Rent shall be adjusted as provided in this Section 38.02. Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period not exercised. Landlord shall have the right, by notice to Tenant, to reject Tenant's election if Tenant gave such notice during the continuance of default or if a default has occurred after the giving of the Option Notice and such rejection shall automatically render Tenant's election to exercise such option null and void and of no effect. Such options to extend the Term may not be severed from this Lease or separately sold, assigned or otherwise transferred.

         38.02 The Fixed Rent during the First Extended Period and the Second Extended Period each shall be at ninety percent (90%) of then current Fair Market Rental Value as of the commencement of each Extended Period. Within thirty (30) days after receipt by Landlord of the Option Notice, Landlord shall notify Tenant of Landlord's estimate of the Fair Market Rental Value. Tenant shall within sixty (60) days after receipt of Landlord's estimate give written notice to Landlord of Tenant's election to either (i) accept Landlord's estimate, (ii) cancel Tenant's Option Notice, or (iii) extend the Term for the applicable Extended Period, with Fair Market Rental to be determined pursuant to appraisal as hereinafter provided (Tenant's notice pursuant to (i) or (iii) hereof being referred to as the "Extension Notice"). If Tenant fails to give the Extension Notice within the sixty (60) day period referred to above, time being of the essence as to the exercise of the option to extend and the giving of the Extension Notice, Tenant agrees that it shall have forever waived its rights to extend the Term. If Tenant gives the Extension Notice pursuant to section (iii) above, the parties shall, within thirty (30) days after the date of receipt of the Extension Notice, choose an MAI Real Estate Appraiser who shall determine the Fair Market Rental Value. The cost of said Real Estate Appraiser shall be borne equally by the parties. If the parties are unable to agree on an MAI Real Estate Appraiser within thirty (30) days after the giving of the Extension Notice, each party shall, within forty-five (45) days after giving of the Extension Notice, select one MAI Real Estate appraiser to appraise the Fair Market Rental Value. Said appraisals shall be rendered by written notice to Landlord and Tenant within thirty (30) days of selection. If the difference between the two appraisals is 20% or less of the lower appraisal then the Fair Market Rental Value shall be the average of the two appraisals. If the difference between the two appraisals is greater than 20% of the lower appraisal, the two MAI Real Estate Appraisers shall, within fifteen (15) days after the two appraisers render their appraisals to Landlord and Tenant as above provided, select a third MAI Real Estate Appraiser to appraise the Fair Market Rental Value. The third appraisal shall be rendered by written notice to Landlord and Tenant within twenty (20) days after appointment. The Fair Market Rental Value shall in such case be the average of the two closest appraisals. Except as hereinafter provided, the cost of the third appraisal shall be borne equally by the parties. Anything to the contrary contained herein notwithstanding, the Fixed Rent for any Extended Period shall in no event be less than the Fixed Rent in effect prior to such Extended Period.

         38.03. Provided Tenant is not in default under this Lease, Tenant shall have, during the term of this Lease, a right of first refusal to lease the space within the Project which is not under lease as of the date of this Lease, on the terms hereinafter provided. Upon receipt by Landlord of a written offer to lease space within the Project from a prospective tenant of the Project, which offer Landlord desires to accept, Landlord shall notify Tenant of such offer. Tenant's right of first refusal shall be on the same terms and conditions as the offer of the prospective tenant and shall be exercised by written notice from Tenant to Landlord given no later than fifteen
(15) business days after Landlord's notice to Tenant of the offer to lease. Tenant agrees that it shall have forever waived its right to exercise any such right of first refusal if it shall fail for any reason whatsoever to give the notice of exercise to Landlord within said fifteen (15) business day period whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such right. Tenant's right of first refusal shall apply to all space contained within the prospective offer to lease, subject, however, to Tenant's right to lease less than one hundred percent (100%) of such space, but not less than seventy-five percent (75%) of such space. Tenant's right of first refusal shall apply to all space now existing and later constructed within the Project, including space which becomes available upon the termination of space leased to other tenants within the Project ("Project Tenants") provided, however, tenant's right of first refusal on space leased to Project Tenants shall be subject to rights of such Project Tenants with respect to renewal, assignment, subletting, or extension of their leases and to the reletting of space to such current or future Project Tenants after the expiration of the term of their leases. Within ten (10) days after request by Landlord, after the effective exercise by Tenant of its right of first refusal, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of a lease for such space. Said lease shall be on the terms and conditions of the prospective offer to lease and, to the extent not inconsistent with such respective offer, in a form substantially similar to the form of this Lease.

                           ARTICLE 39 - MISCELLANEOUS

         39.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith.

         39.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

         39.03. If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability in connection with such subletting or letting.

         39.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section 39.04 shall not be construed as modifying the conditions of limitation contained in
Article 27.

         39.05. Except for Tenant's obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any





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
of its respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any strikes, lockouts, civil commotions, warlike operations, invasions, rebellions, hostilities, military or usurped power, governmental regulations or controls, inability to obtain labor or materials despite due diligence, acts of God, or other causes beyond the control of the party whose performance is required. Except as expressly provided to the contrary, the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, (a) because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 39.05, or (b) because of any failure or defect in the supply, quality or character of electricity, water, or any other utility or service furnished to the Demised Premises for any reason beyond Landlord's reasonable control.

         39.06. Any liability for payments hereunder (including, without limitation, Additional Charges) shall survive the expiration of the Term or earlier termination of this Lease.

         39.07. If Landlord shall request that an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall, subject to the provisions of section 17.03 of this Lease, afford to the Person causing or authorized to cause such excavation, license to enter the Demised Premises for the purpose of performing such work as said Person shall reasonably deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this Lease.





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
         39.08. Prior to the date that Landlord receives a certificate of occupancy for Landlord's Work (and Tenant's Work, if Landlord performs Tenant's
Work), Tenant shall engage only contractors who use only union labor in and about the Demised Premises. Nothing contained herein shall prohibit Tenant during such period from hiring as employees non-union maintenance personnel, provided, however, that all non-employee maintenance, including without limitation contract cleaning services and window cleaning services during such period, shall be done by businesses employing union labor.

         39.09. Tenant shall, to the extent of Tenant's actual knowledge, give prompt notice to Landlord of (1) any occurrence in or about the Demised Premises for which Landlord might be liable, (b) any fire or other casualty in the Demised Premises, or (c) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible.

         39.10. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. If any provision of this Lease shall, be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and workds used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

         39.11. Within thirty (30) days of each anniversary date of this Lease, Tenant shall annually furnish to Landlord a copy of its then current audited financial statement which shall be employed by Landlord for purposes of financing the Premises and not distributed otherwise without prior authorization of Tenant.

                      ARTICLE 40 - RIGHT OF FIRST REFUSAL

         40.01 Other than as provided in Section 40.02 in the event Landlord shall desire to offer for sale the Demised Premises, or in the event that Landlord receives an unsolicited bona fide offer (the "Unsolicited Offer") to purchase the Demised Premises, which offer Landlord wished to accept, Landlord shall deliver a notice (hereinafter referred to as the "Notice") to Tenant setting forth the terms of said offer. Tenant shall thereafter have the right, provided Tenant is not in default under this Lease, exercisable by written notice to Landlord within thirty (30) days after the date of the Notice, to elect to purchase the Demised Premises upon the same terms and conditions set forth in the Notice and, if Tenant so elects, within ninety (90) days after the date of such Notice (or such period as may be provided for pursuant to the terms and conditions of such Notice), Tenant shall close the purchase of the Demised Premises and shall pay the purchase price set forth in the Notice thereof by wire transfer of United States funds to the account designated by Landlord (said right to purchase herein referred to as the "Right of First Refusal"). In the event Landlord shall desire to offer for sale all or a portion of the Project, which includes the Demised Premises, or in the event Landlord receives and unsolicited offer for the purchase of all or a portion of the Project, which includes the Demised Premises, (such desire to sell or an unsolicited offer being referred to herein as a "Project Offer"), Tenant's Right of First Refusal shall apply to such Project Offer. In the event that Tenant shall not notify Landlord in writing within thirty (30) days after the date of receipt of the Notice, that it desires to purchase the Demised Premises in accordance with the terms contained in the Notice, then Landlord shall have the right to sell, transfer, convey or assign the Demised Premises (or, if applicable, purchase the portion of the Project which is subject to the Project Offer) to the person, firm or corporation specified in the Notice in the event of an Unsolicited Offer and otherwise to any third party upon materially the same terms and conditions as are set forth in the Notice. In the event Tenant purchases the Demised Premises (or, if applicable, purchase the portion of the Project which is subject to the Project Offer), this Lease shall terminate.

         40.02. Notwithstanding anything herein to the contrary, Landlord shall have the absolute right, at any time, and from time to time, without same being considered a transfer pursuant to Section 40.01 hereof, to transfer the Demised Premises, or the Project, or any portion of the Demised Premises, or the Project to (a) a partnership in which one of the general partners is, or
(b) a corporation (which includes for this purpose a trust having transferable shares) of which more than twenty-five percent (25%) of the outstanding voting stock is beneficially owned by, any one or more of the following: (i) Hartz Mountain Industries, Inc., ("HMI") or a parent or a subsidiary of HMI, (ii) Leonard Stern, (iii) members of Leonard Stern's immediate family, (iv) trusts for the benefit of Leonard Stern or members of Leonard Stern's family, (v) the Leonard N. Stern Foundation or any other foundation created by Leonard Stern, (vi) Leonard Stern's personal representative or estate in the event of Leonard Stern's death, or (vii) a corporation of which more than twenty-five percent (25%) of the issued and outstanding voting stock is beneficially owned by any of the foregoing clauses
(i) through (vii), or any subsidiary of such corporation.

                           ARTICLE 41 - RESTRICTIONS

         41.01. Landlord agrees that it shall not, during the Term provided Tenant is not in default under this Lease beyond any applicable grace or cure period enter into any leases of all or any part of the Project to any tenant for purposes of using such premises for any manufacturing use (other than light manufacturing), or whose use would include to a material degree the manufacturing, generation, refining, treatment or storage of hazardous substances or hazardous wastes which use would be covered by the New Jersey Environmental Cleanup Responsibility Act ("ECRA") and the regulations adopted pursuant thereto unless such use would not prevent such tenant from obtaining an "Approved Negative Declaration", as defined by ECRA, without the prior written consent of Tenant.

         41.02. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not use the Demised Premises or sublet the Demised Premises or assign this Lease to a user for any use which would be prohibited pursuant to Section 41.01 above, without the prior written consent of Landlord.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                       Landlord:
ATTEST                                 HARTZ MOUNTAIN INDUSTRIES, INC.



       [SIG]                               /s/ IRWIN A. HOROWITZ
- ---------------------------            ---------------------------------------
                                           Irwin A. Horowitz
                                           Vice President

[Corporate Seal]

                                       Tenant:
ATTEST                                 THE SUMMIT BANCORPORATION


       [SIG]                                /s/ ROBERT G. COX
- ---------------------------            ---------------------------------------
                                                                   President


[Corporate Seal]





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